Fourth Quarter 2024 Results February 5, 2025

2 Non-GAAP financial measures and forward-looking statements Non-GAAP financial measures We provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this presentation. The non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); free cash flow and free cash flow as a percentage of adjusted EBITDA (“free cash flow conversion”); adjusted free cash flow and adjusted free cash flow as a percentage of adjusted EBITDA (“adjusted free cash flow conversion”); net debt, gross leverage and net leverage; and adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”). We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance. We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business. We believe that free cash flow, free cash flow conversion, adjusted free cash flow and adjusted free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value, and may assist investors with assessing trends in our underlying business. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We define adjusted free cash flow as free cash flow less cash paid for transaction, integration, restructuring and other costs. We believe that net debt, gross leverage and net leverage are important measures of our overall liquidity position. Net debt is calculated by removing cash and cash equivalents from the principal balance of our total debt. Gross leverage is calculated as the principal balance of our total debt as a ratio of trailing twelve months adjusted EBITDA. Net leverage is calculated as net debt as a ratio of trailing twelve months adjusted EBITDA. With respect to our financial outlook for the first quarter of 2025 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking statements This presentation includes forward-looking statements, including statements relating to our outlook and 2025 assumptions, integration with Coyote Logistics and expected cost synergies. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan,“ "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; our ability to successfully integrate Coyote Logistics and realize the anticipated benefits of the acquisition; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3 Q4 2024 highlights 1 Coyote integration remains ahead of schedule; raising cost synergy estimate 2 Double-digit sequential volume growth in Brokerage 3 Managed Transportation sales pipeline continues to grow 4 Last Mile year-over-year stop growth accelerated 5 Brokerage market tightened throughout the quarter

4 $176M $258M Q4 23 Q4 24 As reported fourth-quarter financial results RXO delivered Q4 2024 adjusted EBITDA in-line with guidance Adjusted EBITDA and margin %2Gross margin $ and % 1 Q4 2023 revenue, gross margin and adjusted EBITDA represent legacy RXO only. 2 See the “Non-GAAP financial measures” section. $31M $42M Q4 23 Q4 24 3.2% 2.5%18.0% Revenue $978M $1,667M Q4 23 Q4 24 15.5% 1

5 Diversified portfolio with momentum in complementary services Q4 revenue by service offering 75% 17% 8% Truck Brokerage Last Mile Managed Transportation Excludes impact of eliminations. Numbers may not add up to 100% due to rounding. Brokerage (combined) 1 • Volume: Up 10% q/q, down 6% y/y – LTL: Up 1% y/y, 18% of volume – Full truckload: Down 8% y/y, 82% of volume • Truckload volume mix: 76% contract, 24% spot • Gross margin of 13.2% Complementary services • Managed Trans. sales pipeline ~$2B in new FUM • Last Mile stop growth accelerated to 15% y/y • Strong gross margin of 21.1%, up 20 bps y/y • Cross-selling into legacy Coyote customer base 1 Prior periods include the impact of the Coyote Logistics acquisition.

6 Coyote integration update People / Operations • Continuing to retain key talent • Expanded service offerings and larger scale resulting in significant cross-selling opportunities – Managed outsourced transportation – Cross-border services – Last Mile • Leveraging combined capacity to better serve customers Coyote integration ahead of schedule; raising cost synergy estimate to at least $50M Technology • Significant progress with RXO Connect® as primary system – Migrated critical capabilities to the cloud – Enabled unified shipper tracking experience • Integrating core corporate systems • Continue to anticipate technology integration to be substantially complete by end of Q3 Synergies • Raising cost synergy estimate and now expect at least $50M – Excludes opportunities for improved cost of purchased transportation • Annualized cost synergy actions: – $25M completed end of 2024 – $25M incremental in 2025 – These actions will result in incremental realized savings of $25M-$30M in 2025

7 Adjusted EPS bridge Earnings per share Q4-24 Q4-23 GAAP diluted EPS $(0.12) $0.02 Amortization of intangible assets 0.10 0.03 Transaction, integration and restructuring costs 0.20 0.03 Tax associated with adjustments above1 and discrete tax item (0.12) (0.02) Adjusted diluted EPS2 $0.06 $0.06 RXO reported Q4 2024 adjusted diluted EPS of $0.06 1 The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. 2 See the “Non-GAAP financial measures” section.

8 Trailing three month adjusted free cash flow walk Note: In millions. 1 Adjusted EBITDA and adjusted FCF are non-GAAP financial measures. 2 Adjusted EBITDA excludes certain NEO spin-related stock-based compensation. Trailing 3-month RXO adjusted free cash flow represented a 14% conversion Three month adjusted free cash flow 1 1 • Trailing 3-month RXO adjusted free cash flow represented a 14% conversion – Cash flow in the quarter lower due to semi- annual interest payment – Conversion also impacted by lower profitability at the bottom of the freight cycle and timing of working capital • Remain comfortable with long-term conversion of 40%-60%

9 Capital structure snapshot Capital structure Q4 2024 Notes due 2027 $ 355 Finance leases, asset financing, ST debt & other 33 Total debt, principal balance & other $ 388 Less: cash 35 Net debt1 $ 353 Committed liquidity Q4 2024 Cash $ 35 Revolver 600 Total capacity $ 635 Note: In millions. 1 See the “Non-GAAP financial measures” section. 2 See appendix for leverage calculations. 3 LTM period includes the impact of the Coyote Logistics acquisition. LTM leverage1,2,3 1.7x 1.6x Gross Net RXO has a strong balance sheet with low leverage and a robust liquidity position

10 -16% -9% -4% 23% 48% 47% 45% 21% 6% 12% 1% -13% -21% -26% -21% -18% -14% -10% -4% -1% 0% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 TL Rev / Ld (% △ y/y) Brokerage GM % Brokerage truckload revenue per load and gross margin trends Revenue per load trends continue to improve • Q4 truckload revenue per load flat y/y – Excludes the impact of changes in fuel prices and length of haul • Revenue per load trends have improved to start the year – Truckload revenue per load up low single-digit % • Expect 2025 contract rates up y/y – Transitioning from the bottom of the freight cycle to an inflationary rate environment 2019 2020 2021 2023 2024 1 All periods prior to Q4 2024 exclude the impact of the Coyote Logistics acquisition. 2 Truckload only, excluding LTL, and excludes the impact of changes in fuel prices and length of haul. 2022 1,2 1 Includes the impact of Coyote

11 Monthly gross margin trends and market update Market conditions tightened as Q4 progressed and remained tight to start Q1 Market conditions tightened significantly • Load-to-truck ratio and industry-wide tender rejections moved higher • Capacity-driven market tightening with continued carrier exits • Demand trends remained soft with another muted peak season • Brokerage GM moved lower throughout the quarter, as expected Market remained tight to start Q1 • Industry KPIs remain elevated, despite seasonal softness – Impact largely due to inclement weather and capacity squeeze – Some project opportunities, although not enough to offset increase in buy rates

12 Full truckload volume and gross profit per load trends1 1 All periods prior to Q4 2024 exclude the impact of the Coyote Logistics acquisition. With the acquisition of Coyote, full truckload volume increased by >125%

13 LTL volume and gross profit per load trends1 LTL brokerage volume is growing with stable gross profit per load 1 All periods prior to Q4 2024 exclude the impact of the Coyote Logistics acquisition.

Outlook and modeling assumptions

Q1 2025 outlook

- Adjusted EBITDA[1]: $20M-$30M
- Brokerage y/y volume (combined)[2]: Down mid-to-high single-digit %
- Brokerage gross margin: 12%-14%

FY 2025 modeling assumptions

- Brokerage y/y volume growth (combined)[2]
- Capital expenditures: $75M-$85M
  - Includes ~$15M of strategic real estate spend
- Depreciation: $70M-$80M, Amortization of intangibles: $45M-$50M
- Stock-based compensation: $30M-$35M
- Restructuring + transaction & integration expenses: $40M-$50M
- Net interest expense: $32M-$36M
- Adjusted effective tax rate: 27%-29%
- Fully diluted weighted-average shares outstanding: ~170M

RXO

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[1] See the "Non-GAAP financial measures" section.
[2] Prior period includes the impact of the Coyote Logistics acquisition.

15 Key investment highlights 1 Large addressable market with secular tailwinds 2 Track record of above-market growth and high profitability 3 Proprietary technology drives productivity, volume and margin expansion 4 Long-term relationships with blue-chip customers 5 Market-leading platform with complementary transportation solutions 6 Tiered approach to sales drives multi-faceted growth opportunities 7 Diverse exposure across attractive end markets 8 Experienced and proven leadership team

16 Appendix

17 Financial reconciliations 1 See the “Non-GAAP financial measures” section. 2 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. Reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA margin (Dollars in millions) 2024 2023 2024 2023 Net income (loss) (20)$ 2$ (285)$ 4$ Interest expense, net 8 8 30 32 Income tax provision (benefit) (13) 2 (19) - Depreciation and amortization expense 33 15 87 67 Transaction and integration costs 15 - 53 12 Restructuring and other costs 19 4 252 17 Adjusted EBITDA 1 42$ 31$ 118$ 132$ Revenue 1,667$ 978$ 4,550$ 3,927$ Adjusted EBITDA margin 1, 2 2.5% 3.2% 2.6% 3.4% Three Months Ended December 31, Years Ended December 31,

18 Financial reconciliations (cont.) 1 The tax impact of non-GAAP adjustments represents the tax expense calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. 2 See the "Non-GAAP financial measures" section. (Dollars in millions, shares in thousands, except per share amounts) 2024 2023 2024 2023 Net income (loss) (20)$ 2$ (285)$ 4$ Amortization of intangible assets 17 3 28 13 Transaction and integration costs 15 - 53 12 Restructuring and other costs 19 4 252 17 Income tax associated with the adjustments above 1 (16) (2) (26) (10) Discrete tax item (5) - (5) - Adjusted net income 2 10$ 7$ 17$ 36$ Adjusted diluted earnings per share 2 0.06$ 0.06$ 0.12$ 0.30$ Fully diluted weighted-average common shares outstanding 169,885 119,575 136,684 119,456 Years Ended December 31,Three Months Ended December 31, Reconciliation of net income (loss) to adjusted net income and adjusted diluted earnings per share

19 1 See the “Non-GAAP financial measures” section. 2 Includes the cash component of these line items. 3 See Reconciliation of net income (loss) to adjusted EBITDA. 4 Free cash flow conversion from adjusted EBITDA is calculated as free cash flow divided by adjusted EBITDA. 5 Adjusted free cash flow conversion from adjusted EBITDA is calculated as adjusted free cash flow divided by adjusted EBITDA. 6 Three months ended December 31, 2024 is calculated as the twelve months ended December 31, 2024 less the nine months ended September 30, 2024. Financial reconciliations (cont.) Three Months Ended December 31, Nine Months Ended September 30, (Dollars in millions) 2024 6 2024 2023 2024 Net cash provided by (used in) operating activities (7)$ (12)$ 89$ (5)$ Payment for purchases of property and equipment (12) (45) (64) (33) Free cash flow 1 (19)$ (57)$ 25$ (38)$ Transaction and integration costs 2 18 42 8 24 Restructuring and other costs 2 7 22 16 15 Adjusted free cash flow 1 6$ 7$ 49$ 1$ Adjusted EBITDA 1, 3 42$ 118$ 132$ 76$ Free cash flow conversion from adjusted EBITDA 1, 4 -45.2% -48.3% 18.9% -50.0% Adjusted free cash flow conversion from adjusted EBITDA 1, 5 14.3% 5.9% 37.1% 1.3% Years Ended December 31, Reconciliation of cash flows from operating activities to free cash flow and adjusted free cash flow

Financial reconciliations (cont.)

Calculation of gross margin and gross margin as a percentage of revenue

(Dollars in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Years Ended December 31, 2024	Years Ended December 31, 2023
Revenue				
Truck brokerage	$ 1,267	$ 610	$ 3,029	$ 2,358
Complementary services [1]	431	411	1,655	1,704
Eliminations	(31)	(43)	(134)	(135)
Revenue	**$ 1,667**	**$ 978**	**$ 4,550**	**$ 3,927**
Cost of transportation and services (exclusive of depreciation and amortization)				
Truck brokerage	$ 1,100	$ 519	$ 2,610	$ 1,993
Complementary services [1]	288	267	1,089	1,109
Eliminations	(31)	(43)	(134)	(135)
Cost of transportation and services (exclusive of depreciation and amortization)	**$ 1,357**	**$ 743**	**$ 3,565**	**$ 2,967**
Direct operating expense (exclusive of depreciation and amortization)				
Truck brokerage	$ -	$ -	$ 1	$ 1
Complementary services [1]	50	56	201	234
Direct operating expense (exclusive of depreciation and amortization)	**$ 50**	**$ 56**	**$ 202**	**$ 235**
Direct depreciation and amortization expense				
Truck brokerage	$ -	$ 1	$ 1	$ 1
Complementary services [1]	2	2	8	7
Direct depreciation and amortization expense	**$ 2**	**$ 3**	**$ 9**	**$ 8**
Gross margin				
Truck brokerage	$ 167	$ 90	$ 417	$ 363
Complementary services [1]	91	86	357	354
Gross margin	**$ 258**	**$ 176**	**$ 774**	**$ 717**
Gross margin as a percentage of revenue				
Truck brokerage	13.2%	14.8%	13.8%	15.4%
Complementary services [1]	21.1%	20.9%	21.6%	20.8%
Gross margin as a percentage of revenue	**15.5%**	**18.0%**	**17.0%**	**18.3%**

[1] Complementary services include Last Mile and Managed Transportation services.

RXO

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21 Financial reconciliations (cont.) 1 See the “Non-GAAP financial measures” section. 2 See reconciliation of net income (loss) to adjusted EBITDA. 3 Represents stock compensation expense and other non-recurring items included in sales, general and administrative expense. December 31, (Dollars in millions) 2024 Reconciliation of bank-adjusted EBITDA   Adjusted EBITDA 1, 2 for the year ended December 31, 2024 118$ Adjustments per credit agreement 3 for the year ended December 31, 2024 28 Expected incremental annualized synergies associated with Coyote acquisition 44 Coyote Adjusted EBITDA for the period January 1, 2024 through September 15, 2024 34 Bank-adjusted EBITDA 224$ Calculation of gross leverage Total debt, principal balance and other 388$ Bank-adjusted EBITDA 224 Gross leverage 1 1.7x Calculation of net leverage Total debt, principal balance and other, net of cash and cash equivalents 353$ Bank-adjusted EBITDA 224 Net leverage 1 1.6x Reconciliation of bank-adjusted EBITDA; Calculation of gross and net leverage